Exhibit 23.1

Deloitte & Touche LLP
30 Rockefeller Plaza
New York, NY 10112-0015
USA

Tel: 212-492--4000
Fax: 212-489-1687
www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 27, 2019, relating to the consolidated financial statements of Verint Systems Inc. and subsidiaries and the effectiveness of Verint Systems Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Verint Systems Inc. for the year ended January 31, 2019.

/s/ Deloitte & Touche LLP

July 16, 2019

New York, New York